Exhibit 21.1

Quorum Health Corporation

SUBSIDIARY LISTING

(*) Majority position held in an entity with physicians, non-profit entities or both

Alfaro, Ltd. (NV)
Ambulance Services of Forrest City, LLC (AR)
Ambulance Services of Lexington, Inc. (TN)
Ambulance Services of McKenzie, Inc. (TN)
Ambulance Services of Tooele, LLC (DE)
Anna Clinic Corp (IL)
Anna Hospital Corporation (IL)	d/b/a Union County Hospital
Barrow Health Ventures, Inc. (GA)
Barstow Healthcare Management, Inc. (CA)
Barstow Primary Care Clinic (CA)
Big Bend Hospital Corporation (TX)	d/b/a Big Bend Regional Medical Center
Big Spring Hospital Corporation (TX)	d/b/a Scenic Mountain Medical Center
Blue Island Clinic Company, LLC (DE)
Blue Island HBP Medical Group, LLC (DE)
Blue Island Hospital Company, LLC (DE)	d/b/a MetroSouth Medical Center
Blue Island Illinois Holdings, LLC (DE)
Blue Ridge Georgia Holdings, LLC (DE)
Blue Ridge Georgia Hospital Company, LLC* (DE)	d/b/a Fannin Regional Hospital
Central Alabama Physician Services, Inc. (AL)
CHS Utah Holdings, LLC (DE)
Clinton Hospital Corporation (PA)	d/b/a Lock Haven Hospital
Coastal Health Partners (CA)
Cottage Rehabilitation and Sports Medicine, L.L.C. (IL)
Crossroads Physician Corp. (IL)
CSRA Holdings, LLC (DE)
Deming Clinic Corporation (NM)
Deming Hospital Corporation (NM)	d/b/a Mimbres Memorial Hospital
Deming Nursing Home Company, LLC (DE)
DHSC, LLC (DE)	d/b/a Affinity Medical Center
Doctors Hospital Physician Services, LLC (DE)
Edwardsville Ambulatory Surgery Center, L.L.C. (IL)
Evanston Clinic Corp. (WY)
Evanston Hospital Corporation (WY)	d/b/a Evanston Regional Hospital
Fannin Regional Orthopaedic Center, Inc. (GA)
Forrest City (AR) Hospital Company, LLC (AR)	d/b/a Forrest City Medical Center
Forrest City Clinic Company, LLC (AR)
Forrest City Hospital Company, LLC (AR)
Fort Payne Clinic Corp. (AL)
Fort Payne Hospital Corporation (AL)	d/b/a DeKalb Regional Medical Center
Fort Payne RHC Corp. (AL)
Galesburg Hospital Corporation (IL)	d/b/a Galesburg Cottage Hospital
Galesburg Professional Services, LLC (DE)
Gateway Malpractice Assistance Fund, Inc. (IL)
Georgia HMA Physician Management, LLC (GA)
Granite City ASC Investment Company, LLC (IL)
Granite City Clinic Corp. (IL)
Granite City HBP Corp. (DE)
Granite City Hospital Corporation (IL)
Granite City Illinois Hospital Company, LLC (IL)	d/b/a Gateway Regional Medical Center
Granite City Orthopedic Physicians Company, LLC (IL)
Granite City Physicians Corp. (IL)
Hamlet H.M.A., LLC (NC)
Hamlet HMA Physician Management, LLC (NC)
Hamlet HMA PPM, LLC (NC)

Haven Clinton Medical Associates, LLC (DE)
Heartland Rural Healthcare, LLC (IL)
Hidden Valley Medical Center, Inc. (GA)
Hospital of Barstow, Inc. (DE)	d/b/a Barstow Community Hospital
Hospital of Louisa, Inc. (KY)	d/b/a Three Rivers Medical Center
In-Home Medical Equipment Supplies and Services, Inc. (IL)
Jackson Hospital Corporation (KY)
Jackson Physician Corp.(KY)
Kentucky River HBP, LLC (DE)
Kentucky River Physician Corporation (KY)
King City Physician Company, LLC (DE)
Knox Clinic Corp. (IL)
Lexington Clinic Corp. (TN)
Lexington Family Physicians, LLC (DE)
Lexington Hospital Corporation (TN)	d/b/a Henderson County Community Hospital
Lindenhurst Illinois Hospital Company, LLC (IL)
Lindenhurst Surgery Center, LLC (DE)
Lock Haven Clinic Company, LLC (DE)
Marion Hospital Corporation (IL)	d/b/a Heartland Regional Medical Center
McKenzie Clinic Corp. (TN)
McKenzie Physician Services, LLC (DE)
McKenzie Tennessee Hospital Company, LLC (DE)	d/b/a McKenzie Regional Hospital
McKenzie-Willamette Regional Medical Center Associates, LLC (DE)	d/b/a Mc-Kenzie-William Medical Center
Memorial Management, Inc. (IL)
Mesa View PT, LLC (DE)
Mesquite Clinic Management Company, LLC (DE)
MMC of Nevada, LLC (DE)	d/b/a Mesa View Regional Hospital
MWMC Holdings, LLC (DE)
National Healthcare of Mt. Vernon, Inc. (DE)	d/b/a Crossroad Community Hospital
National Imaging of Carterville, LLC (DE)
National Imaging of Mount Vernon, LLC (DE)
Ohani, LLC (DE)
Our Healthy Circle (TN)
Paintsville HMA Physician Management, LLC (KY)
Paintsville Hospital Company, LLC (KY)	d/b/a Paul B. Hall Regional Medical Center
Phillips Clinic Corp. (AR)
Phillips Hospital Corporation (AR)	d/b/a Helena Regional Medical Center
QHC Blue Island Urgent Care Holdings, LLC (DE)
QHC California Holdings, LLC (DE)
QHC HIM Shared Services, LLC (DE)
QHCCS, LLC (DE)
QHG of Massillon, Inc. (OH)
QHR Development, LLC (DE)
QHR Healthcare Affiliates, LLC (DE)
QHR Intensive Resources, LLC (DE)
QHR International, LLC (DE)
Quorum Health Corporation (DE)
Quorum Health Foundation, Inc. (FL)
Quorum Health Investment Company, LLC (DE)
Quorum Health Resources, LLC (DE)
Quorum Purchasing Advantage, LLC (DE)
Quorum Solutions, LLC (DE)
Red Bud Clinic Corp. (IL)
Red Bud Hospital Corporation (IL)
Red Bud Illinois Hospital Company, LLC (IL)	d/b/a Red Bud Regional Hospital
Red Bud Physician Group, LLC (DE)
Red Bud Regional Clinic Company, LLC (DE)
River to River Heart Group, LLC (IL)
San Miguel Clinic Corp. (NM)
San Miguel Hospital Corporation (NM)	d/b/a Alta Vista Regional Hospital
SMMC Medical Group (TX)

Southern Illinois Medical Care Associates, LLC (IL)
Springfield Oregon Holdings, LLC (DE)
Three Rivers Medical Clinics, Inc. (KY)
Tooele Clinic Corp. (UT)
Tooele Hospital Corporation (UT)	d/b/a Mountain West Medical Center
Triad of Oregon, LLC (DE)
Waukegan Clinic Corp. (IL)
Waukegan Hospital Corporation (IL)
Waukegan Illinois Hospital Company, LLC (IL)	d/b/a Vista Medical Center East; Vista Medical Center West
Williamston Clinic Corp. (NC)
Williamston HBP Services, LLC (DE)
Williamston Hospital Corporation (NC)	d/b/a Martin General Hospital
Winder HMA, LLC (GA)